UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2014

THE MARYJANE GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55031	98-1039235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. 70th Avenue Denver, CO 80229
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (303) 835-8603

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Termination of Officer

On April 21, 2014, the Board of Directors of The MaryJane Group, Inc. (the "Company"), terminated the employment of LaRon Bradford as Vice President and Director of Sales and Marketing. The Company's wholly owned subsidiary, Capital Growth Corporation, and Mr. Bradford entered into an Employment Agreement on March 14, 2014. Pursuant to the terms thereof, upon termination for cause, Mr. Bradford is not eligible for any compensation other than his base salary accrued through the date of termination. The Company's Board of Directors intends to seek a suitable candidate to serve as Director of Sales and Marketing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2014	THE MARYJANE GROUP, INC.

By: /s/ Joel Schneider
Name: Joel Schneider
Title: Chief Executive Officer